EXHIBIT 10 ( m )

                              STOCK PURCHASE AGREEMENT


     THIS AGREEMENT,  entered into as of January 30, 1997, by and among:

                         The Governor and Company of
                         The Bank of Scotland
                                                  (the "Bank")

                         Those persons named in
                         Schedule A annexed hereto
                                                  (collectively, jointly and
                                                   severally "Buyers")
                                 and

                         Corniche Group Incorporated
                           a Delaware corporation
                                                  (the "Company")

Whereas:

     A. Pursuant to an agreement dated February 21, 1996, Susan A. Crisp has pledged 219,450 shares, $.01 par value per share, of the issued and outstanding common stock of the Company (the "Shares") to the Bank in order to secure certain obligations to the Bank.

     B. Pursuant to an agreement dated February 19, 1996, Brian J. Baylis has pledged 877,800 Shares to the Bank in order to secure certain obligations to the Bank.

     C. Buyers desire to purchase 1,042,250 of the pledged Shares (the "Sale Shares").

     D. The Bank is willing to exercise its rights as pledgee of the Shares to sell all right, title and interest of Ms. Crisp and Mr. Baylis in the Sale Shares to the Buyers.


Now, Therefore, for the mutual consideration set out herein, the parties agree as follows:


1.     Purchase And Sale Of Company Shares

     1.1 The Bank shall sell to Buyers and Buyers shall purchase from the Bank, in the respective amounts set forth in Schedule A, all of the right, title and interest of Ms. Crisp and Mr. Baylis in and to the Sale Shares at a closing of such sale (the "Closing") to be held at the place and on the date hereinafter provided (the "Closing Date").

     1.2 The purchase price (the "Price") shall be $.12 per Sale Share or $125,070 on an aggregated basis.

     1.3 The Price shall be paid at the Closing to the Bank by wire transfer of immediately available funds to an account in London or Edinburgh designated by the Bank.

     1.4 At the Closing Date, the Bank will deliver the certificates purportedly representing the Sale Shares which were delivered to the Bank by Crisp and Baylis and purportedly represent the Sale Shares. Such certificates shall be accompanied by stock powers executed by Baylis and Crisp indicating appropriate signature guarantees. Since the number of Shares purportedly represented by such certificates exceeds the number of Sale Shares, the Bank and the Buyers shall make reasonable arrangements to cause certificates representing the excess number of Shares to be issued in the names of Brian
J. Baylis (44,000 Shares) and Susan A. Crisp (11,000 Shares) and delivered to the Bank. The Company has advised the Bank and the Buyers that: (a) the Sale Shares are not registered under the Securities Act of 1933 as amended (the "'33 Act"); (b) the Sale Shares are subject to usual and appropriate stop transfer orders on the books and records of the Company's transfer agent pertaining to securities not registered under the '33 Act; (c) the certificates for the Sale Shares delivered by the Bank bear and all new certificates for the Sale Shares to be delivered to Buyers shall bear on their face the following restrictive legend:

     "No sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of such Act is then in fact applicable to such shares."


2.     Representations And Covenants Of Bank

     The Bank hereby represents and warrants, to the extent of the facts known to the Bank, that, effective this date and the Closing Date, the representations listed below are true and correct except to the extent specifically set forth in a schedule annexed hereto and numbered in accordance with the subsection number in which the relevant representation is made.

     2.1 The certificates purportedly representing the Sale Shares are the certificates heretofore delivered by Crisp and Baylis to the Bank pursuant to the Pledge Agreements between the Bank and each of Crisp and Baylis.

      2.2 The execution of this Agreement will not violate or breach any agreement, contract, or commitment to which the Bank is a party, the Bank has been duly authorized by all appropriate and necessary action to enter into and perform this Agreement, and this Agreement is fully enforceable against the Bank under English law.

     2.3 The Bank will have no claim or lien on the Sale Shares upon payment of the Price indefeasibly and in full.

     2.4     The representations and warranties of the Bank contained in this
Section 2 shall survive the Closing Date.

          The Bank makes no other representation or warranty of any nature whatsoever. The Buyers have agreed to purchase the Sale Shares without recourse to the Bank and, insofar as the Bank is concerned, the Sale Shares will be sold "AS IS AND WHERE IS" and without representation or warranty (including any representation or warranty as to condition, value or any other matter concerning the Sale Shares or the Company, including the suitability of the Sale Shares as an investment). Without limiting the foregoing, the Bank has no basis to believe that the Sale Shares have a value equal to the Price, and the Sale Shares' value could be less than the Price and the Sale Shares could have no value.


3.     Representations and Covenants of the Company

     The Company hereby represents and warrants, to the extent of the facts known to the Company, that, effective this date and the Closing Date, the representations listed below are true and correct except to the extent specifically set forth in a schedule annexed hereto and numbered in accordance with the subsection number in which the relevant representation is made.

     3.1 A copy of the audited financial statements of the Company dated March 25, 1995 and the unaudited financial statements of the Company dated December 31, 1995 and September 30, 1996 (collectively the "Financial Statements") are attached hereto as Schedule 3.1. Except as noted therein, the Financial Statements fairly present the financial position of the Company for the periods indicated in conformity with generally accepted accounting principles consistently applied for such periods. Except as disclosed in Schedule 3.1 there has not been and will not be, prior to the Closing Date, any material changes in the financial position of the Company as reflected in the Financial Statements.

     3.2 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction listed on the Schedule 3.2 attached hereto, and in each other jurisdiction where the character of its properties owned or held under lease require it to be so qualified. Attached to Schedule 3.2 is a complete and correct copy of the Company's Certificate of Incorporation, as amended to date, certified by the Secretary of the State of Delaware, and the Company's By-Laws, as currently in effect. This Agreement has been duly executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

     3.3 The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.01 par value per share, of which 2,405,357 shares are issued and outstanding, 1,097,250 of which are owned of record and beneficially by Crisp and Baylis and were pledged to the Bank to secure certain obligations. The Company has further authorized capital stock consisting of 1,000,000 shares of 7% cumulative convertible preferred stock, of which 946,069 shares are issued and outstanding.. All outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. There is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares or of any other capital stock of the Company or any securities convertible into, or other rights to acquire, any such shares or other capital stock of the Company or (ii) obligates the Company to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such shares, capital stock, securities or rights except as disclosed in Schedule 3.3 attached hereto. No person has any right to require the Company to register any of its securities under the '33 Act, except as disclosed in Schedule 3.3 attached hereto.

     3.4 Except as set forth in Schedule 3.4 attached hereto, the Company is not involved in any pending litigation or governmental investigation or proceeding and, to the best knowledge of the Company, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against the Company, or its assets.

     3.5 The Company has good and marketable title to all of the assets and properties which it purports to own and which are reflected on the Financial Statements contained in Schedule 3.1 hereof, free and clear of all encumbrances, except for (a) liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (b) encumbrances which individually or in the aggregate do not materially and adversely affect the business, operations or financial condition of the Company.

     3.6 The Company has no debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, except debts, obligations and liabilities that are fully reflected in, or reserved against on, the Financial Statements contained in Schedule 3.1 hereof.

     3.7 Except as set forth in Schedule 3.7 attached hereto, or except as otherwise contemplated by this Agreement, since the date of the Financial Statements contained in Schedule 3.1 there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company (whether covered by insurance or not); (b) any material change in the business, operations or financial condition of the Company; (c) any entry into any transaction, commitment or agreement including without limitation any borrowing or capital expenditure) material to the Company's course of business; (d) any redemption or other acquisition by the Company of the Company's capital stock or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the Company's capital stock; (e) any increase in the rate or terms of compensation payable or to become payable by the Company to its directors, officers or employees or any increase in the rate or terms of any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees; (f) any change in production schedules, acceleration of sales, or reduction of aggregate administrative, marketing, advertising and promotional expenses or research and development expenditures other than in the ordinary course of business; (g) any sale, transfer or other disposition of any asset of the Company to any party except for payment of third-party obligations incurred in the ordinary course of business in accordance with the Company's regular payment practices; (h) any termination or waiver of any rights of value to the business of the Company; or (i) any failure by the Company to pay its accounts payable or other obligations in the ordinary course of business consistent with past practice.

     3.8 Except as otherwise disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended March 25, 1995, the Company has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formations or capitalization, including claims for violation of any state or federal securities laws, except that the Company is delinquent in its filings with the Securities and Exchange Commission as set forth in Schedule 3.8 hereof.

     3.9 Except as otherwise disclosed in Schedule 3.9 hereof, the Company has filed and as of the Closing Date will have filed, all state, federal, and local tax or related returns and reports due or required to be filed and has paid and as of the Closing Date will have paid, all taxes or assessments which have become due.

     3.10 The Company has no subsidiary corporations other than as disclosed in Schedule 3.10 attached hereto.

     3.11 The execution of this Agreement will not violate or breach any agreement, contract, or commitment to which the Company is a party and has been duly authorized by all appropriate and necessary action.

     3.12 The Company is registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and its common stock is listed for quotation by the OTC Bulletin Board.


4.     REPRESENTATIONS AND COVENANTS OF BUYERS

     EACH OF THE BUYERS HEREBY REPRESENTS AND WARRANTS THAT, EFFECTIVE THIS DATE AND THE CLOSING DATE, THE REPRESENTATIONS LISTED BELOW ARE TRUE AND CORRECT.

     4.1 BUYER HAS MADE ALL REASONABLE INQUIRIES WITH RESPECT TO THE COMPANY AND THE SALE SHARES AND IS FULLY AWARE OF THE CONDITION AND PROSPECTS, FINANCIAL AND OTHERWISE, OF THE COMPANY, HAVING BEEN SUPPLIED WITH SUCH FINANCIAL AND OTHER DATA RELATING TO THE COMPANY AS BUYER CONSIDERED NECESSARY AND ADVISABLE TO ENABLE BUYER TO FORM A DECISION CONCERNING THE PURCHASE HEREIN PROVIDED.

     4.2 BUYER IS FULLY AWARE THAT THE SALE SHARES, WHEN DELIVERED, WILL NOT HAVE BEEN REGISTERED UNDER THE ACT; THAT ACCORDINGLY NO SALE, OFFER TO SELL OR TRANSFER OF THE SALE SHARES SHALL BE MADE BY BUYER UNLESS A REGISTRATION STATEMENT UNDER THE '33 ACT WITH RESPECT TO THE SALE SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE '33 ACT IS THEN IN FACT APPLICABLE TO THE SALE SHARES OR, IN THE OPINION OF COMPANY'S COUNSEL, REGISTRATION IS NOT REQUIRED.

     4.3 BUYER HAS BEEN FULLY ADVISED BY THE BANK THAT THE BANK WILL SELL THE SALE SHARES TO BUYER WITHOUT REGISTRATION UNDER THE '33 ACT ON THE BASIS OF A STATUTORY EXEMPTION IN SECTION 4 OF THE '33 ACT AND THAT THE BANK'S RELIANCE UPON THE STATUTORY EXEMPTION IS BASED IN LARGE PART UPON BUYER'S REPRESENTATIONS MADE IN THIS AGREEMENT.

     4.4 BUYER IS ACQUIRING THE SALE SHARES FOR INVESTMENT FOR BUYER'S OWN ACCOUNT AND NOT WITH A VIEW TO RESELL OR OTHERWISE DISTRIBUTE THE SALE
SHARES. IN MAKING THE FOREGOING REPRESENTATIONS, BUYER UNDERSTANDS THAT, IN THE VIEW OF THE SECURITIES AND EXCHANGE COMMISSION, THE STATUTORY EXEMPTION UNDER SECTION 4 OF THE '33 ACT WOULD NOT BE AVAILABLE IF, NOTWITHSTANDING BUYER'S REPRESENTATIONS, BUYER HAD IN MIND MERELY ACQUIRING THE SALE SHARES FOR RESALE UPON THE OCCURRENCE OR NONOCCURRENCE OF SOME PREDETERMINED EVENT.

     4.5 BUYER HAS THE FULL RIGHT, POWER AND AUTHORITY TO PURCHASE THE SALE SHARES IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND OTHERWISE TO CONSUMMATE AND CLOSE THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT IN THE MANNER AND UPON THE TERMS HEREIN SPECIFIED.

     4.6 EACH BUYER LISTED ON SCHEDULE A ATTACHED HERETO IS ACTING INDEPENDENTLY OF EACH OTHER BUYER AND NONE OF THEM ARE ACTING JOINTLY OR IN CONCERT FOR THE PURPOSE OF ACQUIRING OF THE SALE SHARES. ALL SUCH BUYERS HAVE ACTED IN THE PREMISES THROUGH A BROKER-DEALER, ROBERT M. COHEN & CO., INC. ("RMCC") ACTING ON THEIR BEHALF. THE BANK HAS NO LIABILITY TO RMCC FOR COMMISSIONS, FINDERS FEES, OR OTHERWISE IN CONNECTION WITH RMCC'S PARTICIPATION IN THIS TRANSACTION. FOLLOWING SUCH PURCHASE OF THE SALE SHARES, EACH BUYER WILL CONTINUE TO ACT INDEPENDENTLY, ONE FROM THE OTHER, AND WILL NOWISE ACT JOINTLY OR IN CONCERT IN THE VOTING, PLEDGING, SALE OR OTHER ACTIVITY OF ANY KIND RELATING TO THE SALE SHARES.

     4.7 BUYER IS A SOPHISTICATED BUYER WITH RESPECT TO THE PURCHASE OF THE SALE SHARES AND HAS ADEQUATE INFORMATION CONCERNING THE BUSINESS AND FINANCIAL CONDITION OF THE COMPANY TO MAKE AN INFORMED DECISION REGARDING THE PURCHASE OF THE SALE SHARES AND HAS INDEPENDENTLY AND WITHOUT RELIANCE UPON THE BANK AND BASED ON SUCH INFORMATION BUYER HAS DEEMED APPROPRIATE, MADE HIS OWN ANALYSIS AND DECISION TO ENTER INTO THIS AGREEMENT, EXCEPT THAT BUYER HAS RELIED UPON THE REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS OF THE COMPANY CONTAINED IN THIS AGREEMENT.

     4.8 BUYER ACKNOWLEDGES AND AGREES TO THE BANK'S REPRESENTATIONS AND STATEMENTS CONTAINED IN THE PARAGRAPH FOLLOWING SECTION 2.4 OF THIS
AGREEMENT. BUYER IS NOT RELYING ON ANY REPRESENTATIONS OF THE BANK, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 2. BUYER UNDERSTANDS THAT IT MAY LOSE ITS ENTIRE INVESTMENT AND REPRESENTS THAT IT IS ECONOMICALLY ABLE TO SUSTAIN SUCH LOSS. BUYER REPRESENTS THAT IT HAS HAD ADEQUATE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER SOPHISTICATED ADVISORS IN CONNECTION WITH THE PURCHASE OF THE SALE SHARES. THE REPRESENTATIONS AND WARRANTIES OF BUYER CONTAINED IN THIS SECTION 4 SHALL SURVIVE THE CLOSING DATE.


5.     Closing Date

     The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree upon. At the Closing, Buyers will be provided with and accept delivery of the Sale Shares, and in connection therewith, will make payment of all sums due to the Bank. Certain closing documents may be delivered subsequent to the Closing Date upon the mutual agreement of the parties hereto.

     In the event the Closing Date has not occurred on or prior to January 31, 1997, each party to this Agreement will have the right to terminated this Agreement at any time thereafter upon written notice to the other parties and thereafter no party to this Agreement will have any liability or obligation to any other party to this Agreement.


6.     Conditions Precedent To The Obligations Of The Bank

     All obligations of the Bank under this Agreement are subject to the fulfillment, prior to or at the closing on the Closing Date, of each of the following conditions:

     6.1 The representations and warranties by Buyers and the Company contained in this Agreement shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

     6.2 Buyers and the Company shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Buyers and the Company prior to or at the Closing including the payment of the Price by Buyers in accordance with the terms hereof, including the allocations set forth on Schedule A hereto.


7.     Conditions Precedent To The Obligations Of Buyer

     All obligations of Buyers under this Agreement are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

     7.1 The representations and warranties by the Bank and the Company contained in this Agreement shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

     7.2 The Company and the Bank shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.


8.     Documents At Closing

     At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

     8.1 The Bank will deliver the certificates and stock powers referred to in Section 1.4 hereof.

     8.2 The Company will deliver, or cause to be delivered, to Buyers the following:

          a.a copy of the most recent shareholder list of the Company in the Company's possession certifying the number of shares outstanding. In the event additional shares of the Company have been issued since the date of such shareholder list, such issuances will be identified on a schedule attached to the shareholder list.

          b.such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

     8.3     Buyer will deliver or cause to be delivered to the Bank:

          a.the Price.

          b.such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

     8.4 The Company will deliver or cause to be delivered to the Bank and the Company's transfer agent, Continental Stock Transfer & Trust Company, an opinion of counsel to the effect that the sale of the Sale Shares by the Bank to the Buyers will be exempt from the registration requirements of the '33 Act.

9.     Miscellaneous

     9.1 Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

     9.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, fax or recognized courier to the following addresses:

          To the Bank:
                         The Governor and Company
                         of the Bank of Scotland
                         The Mound
                         Edinburg, Scotland Attention: Legal Services

          With copies to:
                         Sullivan & Worcester LLP
                         767 Third Avenue
                         New York, NY 10017
                         Attention: Paul R. Wiener, Esq.
                         Telephone: 212-486-8200
                         Fax: 212-758-2151

          To the Company:
                         Corniche Group Incorporated
                           a Delaware corporation
                         Wayne Interchange Plaza I
                         145 Route 46 West
                         Wayne, NJ 07974

          To Buyer:
                         See Schedule A

          With copies to:
                         The Law Offices of John L. Milling
                         115 River Road, Bldg. 12
                         Edgewater, NJ 07020
                         Telephone: 201-313-1600
                         Fax: 201-313-7249

     9.4 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.6     Governing Law     a.  With respect to any suit, action, or
proceedings relating to this Agreement, each party irrevocably submits to the exclusive jurisdiction of the English courts. This Agreement shall be governed by English law.

                    b. Each party waives any objection which it may have at any time to the laying of venue of any proceedings in any such count, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such proceedings, that such court does not have jurisdiction over such party.

     9.7 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     9.8 Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     9.9 Severability. If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

     In Witness Whereof, the parties have executed this Agreement as of the day and year first above written.

                               THE GOVERNOR AND COMPANY
                               OF THE BANK OF SCOTLAND


                              By /s/  John Kelly


                              CORNICHE GROUP INCORPORATED


                              By /s/  James F. Fyfe
                                JAMES FYFE, Vice President

                              BUYERS

                               /s/  David Abrams
                               /s/  Anthony J. Blazej
                               /s/  Ethel Blazej/AIB
                               /s/  Betty Charlson
                               /s/  Dr. Lawrence R. Gluck
                               /s/  Robert Gmuer
                               /s/  Lou Hammer
                               /s/ Danny Jacobson & Estelle Jacobson, JTWROS /s/ Jeff Klein
                               /s/  Steve Miner
                               /s/  Wilfred Saint Jr.
                               /s/  Mary S. Saint

                              Sutton West Realty Pension Plan

                              By /s/  Steve Wacher - Trustee

                                Schedule A - List of Buyers

      Buyer                                 Number of Shares to be Purchased
     Lou Hammer                                          120,000
     2 Cranberry Street
     Parsipanny, NJ 07054

     Steve Miner                                         120,000
     193 Steele Road
     West Hartford, CT 06119

     Jeff Klein                                           50,000
     52 Greenlawn Road
     Clifton, NJ 07013

     Wilfred Saint & Mary Sue Saint                       50,000
     14325 Shoreham Drive
     Silver Spring, MD 20905

     Robert Gmuer                                        100,000
     3137 Holl Avenue
     Bronx, NY 10467

     Betty Chalson                                       100,000
     53 Normandy B
     Delray Beach, FL 33484

     Ethel Blazej                                         50,000
     62 Green Drive
     Toms River, NJ 08755

     Anthony Blazej                                      100,000
     70 Lakeview Avenue
     New Canaan, CT 06840

     Danny & Estelle Jacobsen, JTWROS                    100,000
     17268 Hampton Blvd.
     Boca Raton, FL 33496

     Dave Abrams                                          50,000
     35 E Cheryl Road
     Pine Brook, NJ 07058

     Larry Gluck                                         100,000
     220 Currier Drive
     Orange, CT 06477

     Sutton West Realty Inc. Pension Plan                102,250
     Steve Wacher - Trustee
     100 E. 64th Street, Suite 270
     New York, NY 10021                                _________

         Total Shares to be Purchased                  1,042,250

                                    SCHEDULE 3.1



     3.1.1     MARCH 25, 1995 AUDITED FINANCIAL STATEMENT (1)

     3.1.2     DECEMBER 31, 1995 UNAUDITED FINANCIAL STATEMENTS (2)

     3.1.3     SEPTEMBER 30, 1996 UNAUDITED FINANCIAL STATEMENTS

________________

   (1) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 25, 1995 filed with the Securities and Exchange Commission.

   (2) Incorporated by reference to the Company's Current Report on Form 10-Q for the quarter ended December 31, 1995 filed with the Securities and Exchange Commission.

                                                                SCHEDULE 3.1.3


                    SEPTEMBER 30, 1996 UNAUDITED FINANCIAL STATEMENTS

                             CORNICHE CROUP INCORPORATED
                                    Balance Sheet
                                     (Unaudited)


                                       ASSETS

                                                   September 30,     March 31,
                                                      1996             1996
Current assets:

     Cash                                                 $398             $66
     Notes receivable                                        0         125,000
     Other receivables                                       0          10,000

     Total current assets                                  398         135,066

Other assets:

     Property and equipment, net                           941           1,135

          Total assets                                  $1,339        $136,201


LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY

Current liabilities:

     Notes Payable                                      $86,679        $11,679
     Note Payable on debt compromise                     77,630         77,630
     Trade account payable                              260,484        358,760
     Dividends payable - preferred stock                122,565         89,453
     Accrued liabilities                                223,121        258,622

          Total current liabilities                     770,479        796,144

Stockholders' (deficiency) equity:

     7% cumulative convertible preferred
       stock authorized and issued 1,000,000
        shares, and outstanding 946,069 shares          946,069        946,069
     Common stock, $0.10 par value,
       authorized - 30,000,000 shares,
       issued 2,623,457                                 262,345        262,345
     Additional paid-in capital                         793,976        793,976
      (Accumulated deficit) retained earnings       (2,566,820)     (2,457,623)
                                                    (   564,430)    (  455,233)
Treasury stock-at cost, 218,100
 shares.                                            (   204,710)    (  204,710)

     Total stockholders' (deficiency) equity        (   769,140)    (  659,943)

     Total liabilities and stockholders'
       (deficiency) equity                               $1,339       $136,201


                                  CORNICHE CROUP INCORPORATED
                                    Statement of Operations
                                         (UNAUDITED)



                                 -- 3 Months Ended --     -- 6 Months Ended --
                                  Sept 30,     Sept 30,   Sept 30,     Sept 30,
                                    1996         1995       1996         1995
Net sales                          $     0      $     0     $     0     $        0

     Cost of sales                       0            0           0              0
                                         -            -           -              -
Gross profit                             0            0           0              0
                                         -            -           -              -

     General & administrative
       expenses                    (37,610)     (183,503)    (71,860)     (271,201)
                                  -----------   -----------  ---------    ------------
Operating loss                     (37,610)     (183,503)     (71,860)    (271,201)

     Interest (net)              (   2,425)        8,329     (  4,225)       8,329
                                ------------  ----------   ------------   ---------
Net loss before
   Preferred Dividends             (40,035)     (175,174)     (76,085)    (262,872)

     Preferred dividends           (16,556)     ( 20,377)     (33,112)    ( 35,660)
                                 -----------   -----------   ----------   -----------
Net loss                         $ (56,591)     $(195,551)   $(109,197)  $(298,532)

Loss per share of
    common stock                    $(0.02)       $(0.73)       $(0.05)     $(1.39)

Weighted average
   Number of common
   shares outstanding             2,405,357     2,298,136     2,405,357  2,195,336



                            CORNICHE GROUP INCORPORATED AND SUBSIDIARY

                               Consolidated Statement of Cash Flows

                                           (Unaudited)

                                                  ------ 6 Months Ended ------
                                                  Sept 30,            Sept 30,
                                                    1996                 1995

Cash flows from operations:

     Net loss                                    $(109,197)         $(298,532)

Adjusted to reconcile net loss
     to net cash used in operations
     activities:

     Depreciation                                      194                858

Changes in assets and liabilities:

     (Inc)/Dec in notes receivable                 125,000                  0
     (Inc)/Dec in other receivables                 10,000          (  66,465)
     (Inc)/Dec in prepaid expenses                       0          (  64,124)
     (Inc)/Dec in accounts payable               (  98,276)           271,241
     (Inc)/Dec in accrued liabilities             ( 35,501)          (266,038)
     (Inc)/Dec in notes payable                     75,000          (   4,613)
     Increase in dividends payable                  33,112             35,660
     Advances to subsidiary                              0           (441,800)
                                              -------------     --------------
Net cash used in operations                            322           (833,813)
                                              -------------     --------------

Cash flows from investing activities:

     Payments to acquired fixed assets                   0          (   8,926)
                                                         -       -------------
Net cash used in investing activities                    0          (   8,926)
                                                         -       -------------

Cash flows from financing activities:

     Issuance of common stock for cash                   0            794,336
     Issuance of common stock for
        settlement of liabilities                        0             50,000
                                                         -         -----------
Net cash provided by financing activities                0            844,336
                                                         -         -----------
Net increase in cash                                   322              1,597

Cash at beginning of period                             66                100
                                                       ---              ------
Cash at end of period                                 $398             $1,697
                                                      ====             ======


                                SCHEDULE 3.2


The Company is qualified to do business and is in good standing in the State of New Jersey. A copy of the Company's Certificate of Incorporation, as amended, and a copy of the Company's By-Laws, as amended, are incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1996 (Exhibit 3(j)) and by reference to the Company's registration statement on Form S-1 (File No. 33-42154) (Exhibit 3.10), respectively, as filed with the Securities and Exchange Commission.

                                SCHEDULE 3.3



                      OUTSTANDING STOCK OPTIONS AND WARRANTS




WARRANTS


Issue Date     Exercise Price     # of Shares     Expiration
                     $                               Date
February 1991      36.00            48,867           1/98
September 1993     46.40             9,375           4/99
March 1995      3.20 - 8.10          91,933      1/99 - 11/03



1986 Stock Option Plan

Issue Date     Exercise Price     # of Shares     Expiration
                      $                              Date
August 1992        32.50             18,000



1992 Stock Option Plan


Issue Date      Exercise Price     # of Shares     Expiration
                       $                              Date
May 1996               .18              1,500         2001


                                SCHEDULE 3.4




                Pending Litigation, Governmental Investigations, Etc.


1. There are no outstanding legal proceedings. All matters referred to in the Company's December 30, 1995 Report on Form 10-Q have been settled.

2. The IRS is currently conducting an audit of the Company's books and records for the fiscal year ended September 30, 1993, with regard to the Company's then wholly-owned subsidiary, Fidelity Medical Inc.

                                   SCHEDULE 3.7




3.7 (i)Since the receivership proceedings in February 1996 involving the Company's UK subsidiaries, the Company has not been able to settle its liabilities in a timely fashion. Accordingly, the liabilities included in the Company's most recent financial statements are considerably past due.

                                  SCHEDULE 3.8




Delinquent SEC Filings

The Company is delinquent in its filing of the following reports with the SEC:

1.  Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

2.  Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

3.  Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

                                 SCHEDULE 3.9




                 Delinquent Federal, State and Local Tax Returns

The Company is delinquent in the filing of Federal and State tax returns for the fiscal years ended September 30, 1994 and September 30, 1995.

                                 SCHEDULE 3.10




Subsidiaries

Through February 1996 the following UK corporations were wholly-owned subsidiaries of the Company:

     Corniche Distribution Limited ("CDL")

     The Stationery Company Limited (owned by CDL)

     Chessbourne International Limited (owned by CDL)

All of the foregoing corporations are in receivership in the UK and have either been liquidated or will be liquidated shortly. The Company has not received and will not receive cash or any other assets or items of value in connection with these liquidations.